EXHIBIT 99.1

FOR IMMEDIATE RELEASE	For More Information Contact:

Mark Roberts
Vice President Finance
(413) 568-9141

WORONOCO BANCORP, INC. REPORTS TOTAL ASSETS EXCEEDING $900 MILLION AND

DECLARES CASH DIVIDEND OF $0.2025 PER SHARE

WESTFIELD, MA—January 24, 2005—Woronoco Bancorp, Inc. (the “Company”) (AMEX:WRO), the holding company for Woronoco Savings Bank (the “Bank”), reported a net loss of $1.6 million, or -$0.46 per diluted share, in the fourth quarter of 2004 as compared to net income of $1.6 million, or $0.43 per diluted share, for the same quarter last year. The lower earnings were attributable in large part to the recognition of $4.0 million in expenses in 2004 related to the pending merger. Absent these charges, the Company’s operating results were consistent with its historical performance. Results for the fourth quarter of 2004 were also affected by growth in average loans, core deposits and insurance commissions, somewhat offset by net interest margin compression and higher non-interest expenses. The Company also announced a cash dividend of $0.2025 per share, payable on March 4, 2005 to shareholders of record as of the close of business on February 10, 2005.

Total assets rose $122.2 million, or 15.4%, to $918.3 million at December 31, 2004 from $796.1 million at December 31, 2003 primarily reflecting growth in net loans. Total net loans rose $113.0 million, or 22.7%, largely due to purchases of adjustable-rate residential mortgages and solid loan origination activity, partially offset by prepayments and loan sales. The growth in the balance sheet was funded by increases in core and brokered deposits and FHLB advances, somewhat offset by a reduction in certificates of deposit. Core deposits, which exclude brokered deposits and certificates of deposit, grew $25.4 million, or 10.9%, to $258.2 million at December 31, 2004.

“Our core results demonstrate that Woronoco remains a strong and profitable financial institution,” commented Cornelius D. Mahoney, Chairman, President and CEO. “We are also actively proceeding with the merger.”

Financial highlights include:

•	The dividend declared in the fourth quarter of 2004 rose $0.0125, or 6.6%, to $0.2025 per share compared to $0.19 in the fourth quarter of 2003. The current dividend yield is 2.21% based upon an annualized dividend of $0.81 per share and a closing stock price of $36.68 at December 31, 2004.

•	Net loan growth for the year ended December 31, 2004 was driven by purchases of adjustable-rate mortgages ($129.9 million) and loan origination volume ($149.5 million), offset by refinancings, prepayments and amortization of the existing portfolio ($152.1 million) and sales of longer-term, lower-coupon, fixed-rate residential mortgages ($14.1 million).

•	Asset quality remained outstanding at quarter end with the non-performing assets and troubled debt restructurings-to-total assets ratio at 0.06%.

•	At December 31, 2004, the allowance for loan losses-to-total loans was 0.59% and the allowance for loan losses-to-non-performing loans was 783%.

•	Core deposit growth was approximately 10.9% for the year ended December 31, 2004 mainly reflecting the success of promotional and sales activities associated with several relationship banking packages.

•	The capital position at December 31, 2004 remains strong with an equity-to-assets ratio of 8.87%. At December 31, 2004, the Company’s book value per share was $21.24.

•	The cost of deposits, excluding brokered deposits, declined 6 basis points to 1.25% in the fourth quarter of 2004 compared to 1.31% for the same period in 2003 primarily resulting from growth in lower-cost core deposit balances.

•	Net interest margin compressed to 2.60% for the three months ended December 31, 2004 compared to 2.75% for the same period in 2003 largely attributable to significant levels of loan prepayments and refinancings and accelerated cash flows in the existing mortgage-backed securities portfolio. The proceeds from these activities were used to support loan growth and to purchase investment securities at lower yields.

Woronoco Bancorp, Inc. is a publicly owned savings and loan holding company and the parent corporation of Woronoco Savings Bank, a Massachusetts stock savings bank headquartered at 31 Court Street, Westfield, MA 01085. Woronoco Savings Bank provides a wide variety of financial products and services through its ten branch offices located in Hampden and Hampshire Counties in Western Massachusetts. Through its partnership with Infinex Financial Group, the Bank offers access to a full range of investment products, including stocks, bonds, mutual funds and annuities. The Bank’s subsidiary, the Woronoco Insurance Group, Inc., offers property and casualty insurance products and life insurance and group life, group health and accident insurance products for individuals and commercial clients. For more information regarding the Bank’s products and services, and for Woronoco Bancorp, Inc. investor-relations information, please visit our web site at www.woronoco.com.

Statements contained in this news release, which are not historical facts, are forward-looking statements that are defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in the documents filed by the Company with the Securities and Exchange Commission from time to time. Subject to applicable laws and regulations, the Company does not undertake – and specifically disclaims any obligation – to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Attached are consolidated balance sheets, consolidated statements of operations, and selected financial data and ratios. The condensed consolidated financial statements should be read in conjunction with the Company’s Form 10-K, which will be filed on or about March 15, 2005.

WORONOCO BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars In Thousands)

	December 31,
	2004	2003
	Unaudited
Assets

Cash and due from banks	$16,861	$18,110
Interest-bearing deposits	1,044	1,069
Federal funds sold	4,900	7,115

Cash and cash equivalents	22,805	26,294

Securities available for sale, at fair value	242,050	233,376
Federal Home Loan Bank stock, at cost	17,339	15,373

Loans:
Residential mortgages	439,113	330,517
Commercial mortgages	80,349	71,998
Consumer loans	92,597	89,652
Commercial loans	15,954	14,931

Total loans	628,013	507,098

Unadvanced loan funds	(14,201)	(6,673)
Net deferred loan costs	802	817
Allowance for loan losses	(3,651)	(3,280)

Loans, net	610,963	497,962

Premises and equipment, net	10,363	10,131
Goodwill and other intangible assets, net	3,221	1,835
Other assets	11,554	11,081

Total assets	$918,295	$796,052

Liabilities and Stockholders’ Equity

Deposits:
Demand	$33,251	$28,121
NOW	60,333	60,802
Money market	78,108	60,179
Savings	86,535	83,768
Brokered deposits	95,084	52,232
Certificates of deposit	124,544	134,371

Total deposits	477,855	419,473

Short-term borrowings	140,554	42,466
Long-term debt	212,528	248,598
Mortgagors’ escrow accounts	2,078	1,825
Accrued expenses and other liabilities	3,869	4,947

Total liabilities	836,884	717,309

Commitments and contingencies

Stockholders’ Equity:
Preferred stock ($.01 par value; 2,000,000 shares authorized; no shares issued and outstanding)	—	—
Common stock ($.01 par value; 16,000,000 shares authorized; 5,998,860 shares issued; shares outstanding: 3,833,709 at December 31, 2004 and 3,631,974 at December 31, 2003)	60	60
Additional paid-in capital	64,247	60,337
Unearned compensation	(3,657)	(3,087)
Retained earnings	47,123	48,365
Accumulated other comprehensive income	2,793	3,731
Treasury stock, at cost (2,165,151 shares at December 31, 2004 and 2,366,886 shares at December 31, 2003)	(29,155)	(30,663)

Total stockholders’ equity	81,411	78,743

Total liabilities and stockholders’ equity	$918,295	$796,052

WORONOCO BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands Except Per Share Data)

	Three Months Ended December 31,		Years Ended December 31,
	2004	2003	2004	2003
	Unaudited		Unaudited
Interest and dividend income:
Loans, including fees	$7,825	$6,953	$29,534	$28,578
Interest and dividends on securities:
Taxable interest	2,029	1,992	7,986	7,263
Tax exempt interest	315	246	1,065	976
Dividends	580	516	2,140	1,949
Trading securities	—	29	—	476
Federal funds sold	7	6	18	47
Other	24	3	29	15

Total interest and dividend income	10,780	9,745	40,772	39,304

Interest expense:
Deposits	1,913	1,592	6,792	6,692
Borrowings	3,438	3,115	12,992	12,553

Total interest expense	5,351	4,707	19,784	19,245

Net interest and dividend income	5,429	5,038	20,988	20,059
Provision for loan losses	73	69	373	173

Net interest income, after provision for loan losses	5,356	4,969	20,615	19,886

Non-interest income:
Fee income	1,114	1,132	4,259	3,596
Insurance commissions	369	307	1,479	1,256
Gain on sales, disposition and impairment of securities available for sale, net	—	—	—	580
Net gain on trading account activities	—	96	—	608
Gain on sales of loans, net	79	261	294	1,200
Gain on sale of supermarket branches	—	—	—	183
Penalty for prepayment of FHLB advances	—	—	—	(539)
Other income	69	—	251	19

Total non-interest income	1,631	1,796	6,283	6,903

Non-interest expenses:
Salaries and employee benefits	3,114	2,557	11,450	9,899
Occupancy and equipment	596	536	2,179	2,067
Marketing	225	142	594	667
Professional services	223	284	1,139	1,408
Data processing	279	260	1,083	1,046
Merger-related	3,999	—	3,999	—
Other general and administrative	749	782	2,759	2,860

Total non-interest expenses	9,185	4,561	23,203	17,947

(Loss) income before income taxes	(2,198)	2,204	3,695	8,842
Income tax (benefit) expense	(609)	639	1,112	2,555

Net (loss) income	$(1,589)	$1,565	$2,583	$6,287

(Loss) earnings per share:
Basic	$(0.46)	$0.47	$0.76	$1.90
Diluted	$(0.46)	$0.43	$0.72	$1.77

Weighted average shares outstanding:
Basic	3,442,404	3,340,739	3,418,866	3,312,890
Diluted	3,442,404	3,606,343	3,579,718	3,545,847

WORONOCO BANCORP, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA AND RATIOS

	Three Months Ended December 31,
	2004	2003
(Loss) earnings per share:
Basic	$(0.46)	$0.47
Diluted	$(0.46)	$0.43

Performance ratios:
Net interest margin	2.60%	2.75%
Return on average assets	-0.70%	0.79%
Return on average equity	-7.79%	8.09%
Non-interest income as a percentage of average assets	0.72%	0.91%
Non-interest expenses as a percentage of average assets	4.07%	2.31%

Average balance sheet (in thousands):
Investment securities (includes FHLB stock and trading securities)	$259,366	$253,418
Loans, net	597,097	492,508
Total assets	902,970	790,498
Interest-bearing deposits	441,340	392,412
Borrowings	341,981	289,689
Stockholders’ equity	81,585	77,388

	Year Ended December 31,
	2004	2003
Earnings per share:
Basic	$0.76	$1.90
Diluted	$0.72	$1.77

Performance ratios:
Net interest margin	2.65%	2.90	%(1)
Return on average assets	0.30%	0.85	%(2)
Return on average equity	3.21%	8.43	%(2)
Non-interest income as a percentage of average assets	0.73%	0.91%
Non-interest expenses as a percentage of average assets	2.71%	2.37%

	At December 31, 2004	At December 31, 2003
Capital and asset quality data:
Book value per share (3)	$21.24	$21.68
Total equity to total assets	8.87%	9.89%
Total non-performing assets and troubled debt restructurings as a percentage of total assets	0.06%	0.05%
Allowance for loan losses as a percentage of total loans (4)	0.59%	0.65%
Allowance for loan losses as a percentage of non-performing loans and troubled debt restructurings	783.48%	786.57%

Banking offices at end of period	10	9

(1) Excludes effect of -$197,000 adjustment to mortgage-backed securities interest income.
(2) Excludes effect of -$197,000 adjustment to mortgage-backed securities interest income and related tax benefit of $57,000.
(3) Calculation based on shares outstanding of 3,833,709 at December 31, 2004 and 3,631,974 at December 31, 2003.
(4) Total loans includes loans, less unadvanced loan funds, plus deferred loan costs, net.